                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant X

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

X  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             DATAWATCH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

X  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             DATAWATCH CORPORATION
                             234 BALLARDVALE STREET
                        WILMINGTON, MASSACHUSETTS 01887

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

TO THE STOCKHOLDERS OF DATAWATCH Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DATAWATCH Corporation, a Delaware corporation (the "Company"), will be held on March 23, 1999, at 10 a.m., Eastern time, at the Andover Inn, 10 Chapel Avenue, Andover, Massachusetts, for the following purposes:

     1. To elect a Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified.

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only stockholders of record at the close of business on January 25, 1999, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          Richard J. Testa
                                          Secretary

Wilmington, Massachusetts
January 28, 1999

                            ------------------------

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                             DATAWATCH CORPORATION
                             234 BALLARDVALE STREET
                        WILMINGTON, MASSACHUSETTS 01887

                            ------------------------
                                PROXY STATEMENT
                                JANUARY 28, 1999

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of DATAWATCH Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at the Andover Inn, 10 Chapel Avenue, Andover, Massachusetts on March 23, 1999, at 10 a.m., Eastern time, and any adjournments thereof (the "Meeting").

     Only stockholders of record at the close of business on January 25, 1999 will be entitled to notice of and to vote at the Meeting. As of that date, 9,148,312 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") were outstanding and entitled to vote at the Meeting. Stockholders are entitled to cast one vote for each share held of record at the close of business on January 25, 1999 on each matter submitted to a vote at the Meeting. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting. If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting.

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals will have the effect of negative votes. Broker "non-votes" are not so included.

     At the Meeting, a proposal to elect Bruce R. Gardner, Jerome Jacobson, Don
M. Lyle, Terry W. Potter and David T. Riddiford as directors will be subject to a vote of stockholders. Where a choice has been specified on the proxy with respect to the foregoing proposal, the shares represented by the proxy will be voted in accordance with the specifications, and will be voted FOR the proposal if no specification is indicated.

     The Board of Directors of the Company knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

     An Annual Report to Stockholders, containing audited financial statements of the Company for the fiscal year ended September 30, 1998, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the accompanying notice and form of proxy will be first mailed to stockholders on or about February 5, 1999.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of January 25, 1999, certain information regarding beneficial ownership of the Company's Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Common Stock of the Company outstanding at such date; (ii) by each director of the Company; (iii) by each executive officer identified in the Summary Compensation Table on page 5; and (iv) by all current directors and executive officers of the Company as a group.

                                                       NUMBER OF SHARES     PERCENTAGE OF
NAME AND ADDRESS                                         BENEFICIALLY         SHARES OF
OF BENEFICIAL OWNER                                         OWNED          COMMON STOCK(1)
-------------------                                    ----------------    ---------------
Bruce R. Gardner(2)
  c/o DATAWATCH Corporation
  234 Ballardvale Street
  Wilmington, Massachusetts 01887....................      262,607              2.80%
Thomas R. Foley
  10 Bayview Avenue
  Beverly, Massachusetts 01915.......................      224,969              2.40%
Robert Hagger(3)
  c/o DATAWATCH Corporation
  234 Ballardvale Street
  Wilmington, Massachusetts 01887....................       20,500                 *
Marco D. Peterson(4)
  c/o DATAWATCH Corporation
  234 Ballardvale Street
  Wilmington, Massachusetts 01887....................      146,354              1.56%
Scott Crenshaw(5)
  c/o DATAWATCH Corporation
  234 Ballardvale Street
  Wilmington, Massachusetts 01887....................       31,251                 *
Harold R. Spurney(6)
  c/o DATAWATCH Corporation
  234 Ballardvale Street
  Wilmington, Massachusetts 01887....................        7,703                 *
Jerome Jacobson(7)
  4200 Massachusetts Avenue, N.W
  Suite 114
  Washington, District of Columbia 20016.............       38,008                 *
Don M. Lyle(8)
  c/o DATAWATCH Corporation
  234 Ballardvale Street
  Wilmington, Massachusetts 01887....................        3,000                 *
Terry W. Potter(9)
  c/o DATAWATCH Corporation
  234 Ballardvale Street
  Wilmington, Massachusetts 01887....................        3,000                 *
David T. Riddiford(10)
  c/o Pell Rudman & Co., Inc.
  100 Federal Street
  37th Floor
  Boston, Massachusetts 02110........................       29,427                 *
Kennedy Capital Management, Inc.(11)
  10829 Olive Blvd
  St. Louis, MO 63141................................      504,500              5.52%
All current directors and executive officers as a
  group (11 persons)(12).............................      576,437              6.13%

---------------
   * Less than one percent.

 (1) The number of shares of Common Stock deemed outstanding includes (i) 9,148,312 shares of Common Stock outstanding as of January 25, 1999 and
     (ii) with respect to each individual, options to purchase shares of Common Stock which may be exercised by such individuals within 60 days of January 25, 1999.

 (2) Includes 67,504 options that may be exercised within 60 days of January 25, 1999. Also includes 5,400 shares of Common Stock held by Mr. Gardner's daughter, of which he may be deemed a beneficial owner.

 (3) Includes 20,500 options that may be exercised within 60 days of January 25, 1999.

 (4) Includes 59,173 options that may be exercised within 60 days of January 25, 1999.

 (5) Includes 29,584 options that may be exercised within 60 days of January 25, 1999.

 (6) Includes 7,503 options that may be exercised within 60 days of January 25, 1999.

 (7) Includes 20,008 options that may be exercised within 60 days of January 25, 1999.

 (8) Includes 3,000 options that may be exercised within 60 days of January 25, 1999.

 (9) Includes 3,000 options that may be exercised within 60 days of January 25, 1999.

(10) Includes 19,008 options that may be exercised within 60 days of January 25, 1999.

(11) As reported on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 1998 reflecting beneficial ownership of the Company's Common Stock as of December 31, 1997. According to the Schedule 13G, Kennedy Capital Management, Inc. has sole voting power with respect to 494,000 shares of Common Stock of the Company and sole dispositive power with respect to 504,500 shares of Common Stock of the Company.

(12) Includes 258,866 options that may be exercised within 60 days of January 25, 1999.

                             ELECTION OF DIRECTORS

     The directors of the Company are elected annually and hold office for the ensuing year until the next annual meeting of stockholders and until their successors have been elected and qualified. The directors are elected by a plurality of votes cast by stockholders. The Company's By-Laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is five. This number may be changed by resolution of the Board of Directors.

     Prior to the Meeting, Bruce R. Gardner, Jerome Jacobson, Don M. Lyle, Terry
W. Potter and David T. Riddiford were the directors of the Company. Messrs. Gardner, Jacobson and Riddiford were elected as directors at the Company's Annual Meeting of Stockholders held on March 16, 1998. Messrs. Lyle and Potter were elected as directors by the Board of Directors by unanimous written consents in lieu of meetings of the Board of Directors on April 7, 1998 and April 20, 1998, respectively. In connection with Dr. Potter's election on April 20, 1998, the number of directors constituting the entire Board of Directors was increased from four to five.

     No proxy may be voted for more people than the number of nominees listed below. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by writing that individual director's name where indicated on the proxy) or for all directors will be voted FOR the election of all the nominees named below (unless one or more nominees are unable or unwilling to serve). The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person.

     Set forth below is information relating to the nominees to be elected at the Meeting:

     Bruce R. Gardner, President, Chief Executive Officer and Director. Mr. Gardner, age 55, a founder and director of the Company, has been the President and Chief Executive Officer since November 1997. Prior to becoming President and Chief Executive Officer, Mr. Gardner served as Chief Financial Officer and Treasurer since the Company was founded in 1985, and was a Senior Vice President until June 1993 when he became Executive Vice President. Mr. Gardner is a director of ACT Manufacturing, Inc.

     Jerome Jacobson, Director. Mr. Jacobson, age 77, has been a director of the Company since 1987. Mr. Jacobson is a private investor and business consultant and serves as an advisor to several venture capital funds. Mr. Jacobson is a director of Merrill Lynch Venture Capital, II.

     Don M. Lyle, Director. Mr. Lyle, age 59, has been a director of the Company since April 1998. Since October 1983, Mr. Lyle has been a Principal of Technology Management Company, a management consulting firm. He is also a director of Axiohm Transactions Systems and Emulex Network Systems.

     Terry W. Potter, Director. Dr. Potter, age 51, has been a director of the Company since April 1998. Since January 1998, Dr. Potter has been the President of Venture Solutions and Development, Inc., which provides consulting services to high technology start-up companies, spin-outs, and Fortune 100 companies. From 1992 to 1997 he was the President of Modular Group, the parent company of Advanced Modular Solutions, and from 1994 to 1997 he was the President of Advanced Modular Solutions, a wholly-owned subsidiary of Modular Group which develops client-server computers and solutions.

     David T. Riddiford, Director. Mr. Riddiford, age 63, has been a director of the Company since 1989. Since 1987, Mr. Riddiford has been a general partner of Pell, Rudman Venture Management, L.P., which is the general partner of PR Venture Partners, L.P., a venture capital affiliate of Pell, Rudman & Co., Inc., an investment advisory firm. He has also been a general partner of Venture Founders Capital, a venture capital partnership, since 1984. Mr. Riddiford is also a director of Vicor Corporation.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company met seven times during the fiscal year ended September 30, 1998. The Board of Directors has a standing Audit Committee and a standing Compensation and Stock Committee. On July 29, 1998, the Company's Compensation Committee and Stock Plan Committee were consolidated to form the Compensation and Stock Committee. The members of the Audit Committee and the Compensation and Stock Committee were most recently appointed by the Board of Directors on July 29, 1998. The current members of the Audit Committee are Messrs. Jacobson, Potter and Riddiford. The current members of the Compensation and Stock Committee are Messrs. Riddiford, Lyle and Potter. The Audit Committee, which oversees the accounting and financial functions of the Company, including matters relating to the appointment and activities of the Company's independent auditors, met once during fiscal 1998. The Compensation and Stock Committee of the Company, which reviews and makes recommendations concerning executive compensation and administers the Company's 1996 Stock Plan and the Company's 1996 International Employee Non-Qualified Stock Option Plan met four times during fiscal 1998. During fiscal 1998, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the period that he served).

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth summary information concerning the annual and long-term compensation for services rendered in all capacities to the Company for the fiscal years ended September 30, 1998, 1997 and 1996 to (i) the Company's current and former Chief Executive Officer and (ii) each of the four most highly compensated executive officers of the Company who were serving as such at September 30, 1998 and whose annual compensation exceeded $100,000 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                             ANNUAL COMPENSATION                    AWARDS
                                  -----------------------------------------   ------------------
NAME AND PRINCIPAL       FISCAL                              OTHER ANNUAL         NUMBER OF            ALL OTHER
POSITION(S)               YEAR    SALARY($)   BONUS($)(1)   COMPENSATION(2)   OPTIONS/SARS(#)(3)   COMPENSATION($)(4)
------------------       ------   ---------   -----------   ---------------   ------------------   ------------------
Bruce R. Gardner(5)....   1998     195,226      100,000             --              50,000                612
President, Chief          1997     183,981           --             --              80,000                612
  Executive Officer       1996     158,000       13,850             --                  --                612
  and Director

Thomas R. Foley(6).....   1998      23,269           --             --                  --                699
Former President, Chief   1997     230,662           --             --             100,000(7)             774
  Executive Officer and   1996     198,000       17,325             --                  --                774
  Director

Robert Hagger(8).......   1998     190,659           --         35,399(9)           30,000                 --
Senior Vice President     1997          --           --             --                  --                 --
  of International        1996          --           --             --                  --                 --
  Operations

Marco D. Peterson......   1998     176,006       20,000             --              25,000                864
Senior Vice President     1997     166,011           --             --              50,000                864
  of North American       1996     143,000       12,890             --                  --                833
  Operations

Scott Crenshaw(10).....   1998     101,150       45,000             --              15,000                378
Vice President of         1997          --           --             --                  --                 --
  Product Development     1996          --           --             --                  --                 --

Harold R. Spurney(11)..   1998     160,316(12)        --            --              10,000                426
Vice President of North   1997          --           --             --                  --                 --
American Sales            1996          --           --             --                  --                 --

---------------
 (1) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

 (2) Excludes perquisites and other personal benefits, the aggregate annual amount of which does not exceed the lessor of $50,000 or 10% of the annualized salary reported for the Named Officer.

 (3) The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during fiscal years ended September 30, 1998, 1997 or 1996.

 (4) Amount represents the dollar value of group-term life insurance premiums paid by the Company for the benefit of the Named Officer.

 (5) Mr. Gardner served as Executive Vice President and Chief Financial Officer until November 1, 1997 when he assumed the position of President and Chief Executive Officer.

 (6) Mr. Foley served as President, Chief Executive Officer and a director of the Company from 1985 until he resigned from those positions effective as of October 31, 1997. In connection with his resignation as President and Chief Executive Officer of the Company, the Board of Directors voted and agreed to pay Mr. Foley an aggregate lump sum severance payment of $1,026,000. See "Executive Agreements and Severance Arrangements."

 (7) Of the 100,000 options granted to Mr. Foley during fiscal 1997 pursuant to the Company's 1996 Stock Plan, 16,668 options were vested when Mr. Foley resigned and terminated his employment with the Company effective as of October 31, 1997 and the remaining 83,332 unvested options terminated as of October 31, 1997.

 (8) Mr. Hagger became an executive officer when he was elected Senior Vice President of International Operations effective as of November 1, 1997. Accordingly, the compensation reported covers his compensation for the full 1998 fiscal year and his compensation for fiscal years 1997 and 1996 is not included in this Summary Compensation Table. Mr. Hagger's annual compensation for fiscal 1998 was paid by the Company in British Pounds and for purposes of this Summary Compensation Table has been converted to U.S. Dollars using an average monthly exchange rate of 1.6579 $/L for the period from October 1, 1997 through the Company's fiscal year end on September 30, 1998.

 (9) Amount includes $21,884 of payments made by the Company in fiscal 1998 for the rental of Mr. Hagger's temporary residence in the United Kingdom.

(10) Mr. Crenshaw became an executive officer when he was elected Vice President of Product Development effective as of November 1, 1997. Accordingly, the compensation reported covers his compensation for the full 1998 fiscal year and his compensation for fiscal years 1997 and 1996 is not included in this Summary Compensation Table.

(11) Mr. Spurney became an executive officer when he was elected Vice President of North American Sales effective as of November 1, 1997. Accordingly, the compensation reported covers his compensation for the full 1998 fiscal year and his compensation for fiscal years 1997 and 1996 is not included in this Summary Compensation Table.

(12) Amount includes $36,184 of sales commissions earned by Mr. Spurney during the fiscal year ended September 30, 1998.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth grants of stock options during the fiscal year ended September 30, 1998 to the Named Officers who are listed in the Summary Compensation Table above:

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                                                             POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL RATES OF
                                                                                             STOCK PRICE APPRECIATION FOR
                                                    INDIVIDUAL GRANTS(2)                            OPTION TERM(3)
                                    -----------------------------------------------------    -----------------------------
                                    NUMBER OF      PERCENT
                                    SECURITIES     OF TOTAL
                                    UNDERLYING   OPTIONS/SARS
                                     OPTIONS/     GRANTED TO    EXERCISE OR
                                       SARS      EMPLOYEES IN    BASE PRICE    EXPIRATION
NAME                                GRANTED(#)   FISCAL YEAR       ($/SH)         DATE          5%($)           10%($)
----                                ----------   ------------   ------------   ----------    ------------    -------------
Bruce R. Gardner..................    50,000        15.05%         $2.56        12/11/07       $80,499         $203,999
Thomas R. Foley*..................        --           --             --              --            --               --
Robert Hagger.....................    30,000         9.03%         $2.56        12/11/07       $48,299         $122,399
Marco D. Peterson.................    25,000         7.53%         $2.56        12/11/07       $40,249         $102,000
Scott Crenshaw....................    15,000         4.52%         $2.56        12/11/07       $24,150         $ 61,200
Harold R. Spurney.................    10,000         3.01%         $2.56        12/11/07       $16,100         $ 40,800

---------------
 * Effective as of October 31, 1997, Mr. Foley resigned and terminated his employment with the Company and, therefore, is no longer an executive officer of the Company.

(1) No stock appreciation rights ("SARs") were granted by the Company in the fiscal year ended September 30, 1998.

(2) Stock options were granted under the Company's 1996 Stock Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options have a term of 10 years from the date of grant and become exercisable over three years in twelve equal quarterly installments beginning three months from the date of grant.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

OPTION EXERCISES AND FISCAL YEAR END VALUES

     The following table sets forth information as to the Named Officers with respect to options to purchase the Company's Common Stock held by each Named Officer, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended September 30, 1998; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding as of September 30, 1998; and (iv) the value of such unexercised options at September 30, 1998:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS HELD             IN-THE-MONEY OPTIONS AT
                              SHARES                       AT SEPTEMBER 30, 1998(#)      SEPTEMBER 30, 1998($)(2)
                            ACQUIRED ON      VALUE        ---------------------------   ---------------------------
NAME                        EXERCISE(#)  REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------  --------------   -----------   -------------   -----------   -------------
Bruce R. Gardner..........       15,000      28,125         45,836         84,164         (27,315)       (61,935)
Thomas R. Foley(3)........       32,918      30,817             --             --              --             --
Robert Hagger.............           --          --         15,500         54,500         (11,408)       (36,743)
Marco D. Peterson.........           --          --         46,671         47,913          (7,878)       (33,153)
Scott Crenshaw............           --          --         20,416         17,918          (7,394)       (15,431)
Harold R. Spurney.........           --          --          5,835         14,165          (4,015)       (10,985)

---------------
(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Officers but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. The Named Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Represents the difference between the option exercise price of in-the-money options and the fair market value per share of Common Stock at 1998 fiscal year-end ($1.375 per share as quoted on the Nasdaq National Market at the close of trading on September 30, 1998) multiplied by the number of shares underlying the in-the-money option.

(3) Mr. Foley resigned and terminated his employment with the Company effective as of October 31, 1997. Any unvested options held by Mr. Foley when he resigned as of October 31, 1997 terminated, and any vested options held by Mr. Foley as of such date, if not exercised on or before January 31, 1998, terminated. Accordingly, Mr. Foley did not hold any options at September 30, 1998.

EXECUTIVE AGREEMENTS AND SEVERANCE ARRANGEMENTS

     On April 11, 1996, the Board of Directors approved change in control severance agreements (the "Executive Agreements") with each of Bruce R. Gardner, Marco D. Peterson and Thomas R. Foley. As discussed below, the Executive Agreement between the Company and Mr. Foley automatically terminated when he resigned and terminated his employment with the Company on October 31, 1998. The purpose of the Executive Agreements is to reinforce and encourage the executive to remain with the Company and to maintain objectivity and a high level of attention to his duties without distraction from the possibility of a change in control of the Company. The initial term of the Executive Agreements was until September 30, 1998 and so long as the executive continues to be employed by the Company are automatically extended from year to year, unless the Company or the executive provides prior written notice to the other party of its desire to terminate the agreement. Pursuant to the Executive Agreements, the executive remains as an at-will employee of the Company until such time as the Company enters into a written agreement (a "Business Combination Agreement") with a third party concerning a possible business combination between the Company and such third party or any affiliate of such third party which, if effected, would result in a change of control of the Company, as that term is defined in the Executive Agreements. In the event the Company enters into such a Business Combination Agreement, the executive agrees not to voluntarily leave the employ of the Company and the Company agrees it will not terminate the employment of the executive other than for cause until the earlier of (i) in the opinion of the Board of Directors of the Company, such Business Combination Agreement has been abandoned or terminated, (ii) the date on which such a change in control of the Company has been effected, or (iii) 120 calendar days from the date of the execution of the Business Combination Agreement.

     The Executive Agreements provide that in the event of a change in control of the Company the executive is entitled to a lump sum payment (the "Termination Payment") upon the subsequent "Qualifying Termination" (as defined herein and in such executive's Executive Agreement) of the executive's employment with the Company. With respect to Mr. Gardner, a Qualifying Termination under his Executive Agreement includes (i) termination of his employment with the Company, for any reason other than for cause, following a change in control of the Company, or (ii) termination as a result of his resignation, for any or no reason, following a change in control of the Company. With respect to Mr. Peterson, a Qualifying Termination under his Executive Agreement includes (i) termination of his employment with the Company, for any reason other than for cause, following a change in control of the Company, (ii) termination as a result of his resignation, for any or no reason, at any time after eighteen months following a change in control of the Company, or (iii) termination as a result of certain events identified in his Executive Agreement which constitute constructive termination of his employment with the Company.

     The Termination Payment that the executive is entitled to receive under his respective Executive Agreement is a lump sum payment equal to three times the sum of (i) the executive's annual base salary as in effect immediately prior to his qualifying termination and (ii) the highest annual bonus paid to the executive by the Company during the five most recently completed fiscal years of the Company ending immediately prior to his qualifying termination; provided, however, that with respect to Mr. Peterson, for each full month (up to eighteen months) after the date of the change in control of the Company that he remains employed by the Company and before the date of his qualifying termination, his Termination Payment will be reduced by an amount equal to his Termination Payment divided by thirty-six.

     Pursuant to the terms of the Executive Agreements, if any payment or benefit received or to be received by the executive in connection with a change in control of the Company, whether pursuant to his Executive Agreement or otherwise (the "Total Payments"), is determined to be an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and thus subject to a 20% federal excise tax, the amount of such executive's Termination Payment will be reduced until the aggregate of the Total Payments is such that no part of the Total Payments constitutes an excess parachute payment and is no longer subject to such exercise tax.

     Effective as of October 31, 1997, Mr. Foley resigned and terminated his employment with the Company. As a result of his voluntary resignation and because his resignation did not result in a Qualifying Termination under his Executive Agreement, the Executive Agreement for Mr. Foley automatically terminated without any obligation on the part of the Company to make any Termination Payments to Mr. Foley. The Company did, however, enter into a severance arrangement (as discussed below) with Mr. Foley.

     On October 27, 1997, the Board of Directors voted and agreed to pay Mr. Foley an aggregate lump sum severance payment of $1,026,000 in connection with his resignation as President and Chief Executive Officer of the Company effective as of October 31, 1997. In addition, Mr. Foley executed an Agreement Not to Compete with the Company dated October 31, 1997 pursuant to which he agreed that for a period of eighteen (18) months commencing on October 31, 1997 he would not engage, directly or indirectly, in any activities similar or reasonably related to those in which he was engaged as an employee of the Company relating to data mining, report distribution or consolidated service desk software and which directly compete with the Company in any place where the Company or any of its subsidiaries does or may do business.

                        COMPENSATION AND STOCK COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee and the Stock Plan Committee of the Board of Directors were consolidated in July 1998 to form the Compensation and Stock Committee of the Board of Directors (referred to herein, together with its predecessor committees, as the "Compensation and Stock Committee"). Consequently, the Compensation and Stock Committee is now the sole committee responsible for (i) establishing and administering the base salaries and cash bonuses of the Company's executive officers and (ii) administering and making recommendations and awards under the Company's 1996 Stock Plan and the Company's 1996 International Employee Non-Qualified Stock Option Plan. The Compensation and Stock Committee is composed exclusively of directors who are not also officers or employees of the Company.

     The Company's executive compensation policies are designed to provide levels of cash and equity compensation that will reward and retain experienced executives who will contribute to the achievement of the Company's performance objectives in the competitive and rapidly changing business environment in which the Company operates. The executive compensation program is designed to achieve these goals through a combination of base salary, cash bonuses and long-term incentive compensation in the form of stock options. As noted above, both the cash compensation and equity compensation components of the Company's executive compensation program are determined by the Compensation and Stock Committee.

     Cash Compensation. Base salary compensation levels for each of the Company's executive officers are determined by evaluating the individual officer's responsibilities, experience and performance, as well as generally available information regarding salaries paid to executive officers with comparable qualifications at companies in businesses comparable to the Company. Cash bonuses, if any, are determined annually and are based on the Company's achievement of targeted measures of financial performance, including revenue, profit and cost saving goals, and, in certain cases, the achievement of non-financial objectives in the officer's area of responsibility. In determining compensation levels paid to its executive officers, the Compensation and Stock Committee also takes into account certain subjective factors such as the executive's ability to provide leadership, to develop the Company's business, to promote the Company's image with its customers and stockholders, and to manage the Company's continuing growth. In December 1997, the Compensation and Stock Committee approved cash bonuses for certain executive officers in connection with the sale of the Company's Virex and netOctopus product lines to Dr Solomon's Software, which was consummated in October 1997. The cash bonuses approved were as follows: $100,000 to Bruce R. Gardner, $20,000 to Marco D. Peterson, and $45,000 to Scott Crenshaw. For information regarding the Company's executive officers' fiscal 1998 compensation, see the table captioned "Summary Compensation Table" contained elsewhere in this proxy statement.

     Equity Compensation. Long-term incentive compensation in the form of stock option grants is designed to encourage the Company's executive officers and other employees to remain with the Company and promote the Company's business and to align the interests of the Company's executive officers and other employees more closely with those of the Company's stockholders by allowing those executives and employees to share in long-term appreciation in the value of the Company's Common Stock. It is the Company's policy to grant stock options to executive officers and certain employees at the time they join the Company in an amount consistent with such executive's or employee's position and level of seniority. In addition, the Compensation and Stock Committee will occasionally make additional option grants to the Company's executive officers and employees. When establishing stock option grant levels, the Compensation and Stock Committee considers both individual and general corporate performance, recommendations of the Chief Executive Officer, existing levels of stock ownership, previous option grants and current option holdings, including the number of unvested options and the then current value of such unvested options, and the current price of the Company's Common Stock. Options are generally granted at fair market value and become exercisable ratably over a three year period. The number of options granted to certain of the most highly compensated executive officers of the Corporation in fiscal 1998 is set forth on the table captioned "Option/SAR Grants in Last Fiscal Year" contained elsewhere in this proxy statement. For information relating to the total options held by each of the Company's executive officers at September 30, 1998, see the table captioned "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values" contained elsewhere in this proxy statement.

     CEO Compensation. Compensation during fiscal 1998 for the Company's President and Chief Executive Officer, Bruce R. Gardner, was determined in accordance with the policies applicable to the other executive officers of the Company described above. Mr. Gardner's base salary level for fiscal 1998 remained at the same level that was in effect at the end of fiscal 1997. In addition to his base salary for fiscal 1998, the Compensation and Stock Committee, in December 1997, granted Mr. Gardner stock options to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $2.56 per share pursuant to the Company's 1996 Stock Plan. The Compensation and Stock Committee believes that Mr. Gardner's annual compensation was competitive with the compensation paid by other companies in its industry to their chief executive officers. In addition to achievement of performance targets in accordance with the Company's executive compensation policies, the Compensation and Stock Committee determined the Chief Executive Officer's cash compensation based upon the Company's overall performance, the performance of his management team, the compensation paid at competing companies and the Company's prospects, among other objective and subjective factors. The Compensation and Stock Committee does not find it practicable to quantify or assign relative weight to the factors on which the Chief Executive Officer's compensation was based. Mr. Gardner's annual compensation (including his stock option awards) for the fiscal year ended September 30, 1998, is reflected in the tables captioned "Summary Compensation Table" and "Option/SAR Grants In Last Fiscal Year" contained elsewhere in this proxy statement.

     As discussed above, Mr. Gardner also received a cash bonus of $100,000 in connection with the sale of the Company's Virex and netOctopus product line to Dr Solomon's Software which was consummated in October 1997.

     Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended, prevents publicly held corporations from deducting, for federal income tax purposes, compensation paid in excess of $1 million to certain executives, with certain exceptions. The Compensation and Stock Committee has considered these requirements and it is the present intention of the committee that, so long as it is consistent with the Company's overall compensation objectives, substantially all executive compensation will be deductible for federal income tax purposes.

     Respectfully submitted by the Compensation and Stock Committee.

                                       THE COMPENSATION AND STOCK COMMITTEE

                                       Don M. Lyle
                                       Terry W. Potter
                                       David T. Riddiford

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board of Directors has established a Compensation and Stock Committee currently consisting of Messrs. Riddiford, Lyle and Potter. No person who served as a member of the Compensation and Stock Committee was, during the fiscal year ended September 30, 1998, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a member of the Compensation and Stock Committee of the Company.

COMPENSATION OF DIRECTORS

     During fiscal year ended September 30, 1998, directors who were employees of the Company received no cash compensation for their services as directors. Directors who are not employees of the Company receive $15,000 per year for their service as a director of the Company's Board of Directors.

     All directors are eligible to receive stock options under the Company's 1996 Stock Plan and directors who are neither employees nor officers of the Company and who may hold and beneficially own stock options granted to them, and the shares of Common Stock issuable upon exercise of such options, individually, in their own name (a "Non-Employee Director"), are eligible to receive stock options under the Company's 1996 Non-Employee Director Stock Option Plan, as amended (the "Director Plan").

  1996 Non-Employee Director Stock Option Plan

     The Director Plan was adopted by the Board of Directors in May 1996, amended by the Board of Directors in December 1996 and approved by the stockholders of the Company in March 1997. The Director Plan provides for the grant of options to purchase a maximum of 72,000 shares of Common Stock to Non-Employee Directors.

     The Director Plan authorizes the automatic grant of stock options only to Non-Employee Directors. The Director Plan is administered by the Board of Directors of the Company. The Director Plan authorizes the automatic grant, without further action by the Board of Directors, (a) of an option to purchase 12,000 shares of Common Stock (the "Initial Grant") to each person who is a Non-Employee Director on the later of June 1, 1996, the date such person is first elected to the Board of Directors, or the date such person meets all of the requirements of a Non-Employee Director (such later date to be referred to herein as the "Initial Grant Date") and (b) of an option to purchase 4,000 shares of Common Stock to each person who is a Non-Employee Director on the date of the Company's Annual Meeting of Stockholders in each successive year after such person's Initial Grant Date. Options granted to Non-Employee Directors under the Director Plan vest over three years in twelve equal quarterly installments beginning three months from the date such options are granted. Notwithstanding this vesting schedule, the Director Plan also provides that in the event of any change in control of the Company (as defined in the Director
Plan) all options granted under the Director Plan that are outstanding but unvested automatically become exercisable in full.

     The exercise price per share for all options granted under the Director Plan will be equal to the fair market value per share of the Common Stock on the date of grant. The term of each option will be for a period of ten years from the date of grant. Options may not be assigned or transferred except by will or by the laws of descent and distribution and are exercisable to the extent vested only while the optionee is serving as a director of the Company or within 90 days after the optionee ceases to serve as a director of the Company (except that if a director dies or becomes disabled while he or she is serving as a director of the Company, the option automatically becomes fully vested and is exercisable until the scheduled expiration date of the option). No options may be granted under the Director Plan after June 1, 2006.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly change in the cumulative total stockholder return on the Company's Common Stock during the period from September 30, 1993 through September 30, 1998, with the cumulative total return on (i) an SIC Index that includes all organizations in the Company's Standard Industrial Classification (SIC) Code 7372-Prepackaged Software (the "SIC Code Index") and (ii) the Media General Market Weighted Nasdaq Index Return (the "Nasdaq Market Index"). The comparison assumes that $100 was invested on September 30, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                     DATAWATCH CORPORATION, SIC CODE INDEX
                         AND NASDAQ MARKET INDEX(1)(2)

[PERFORMANCE GRAPH]

                                             DATAWATCH                                 NASDAQ MARKET
                                            CORPORATION         SIC CODE INDEX             INDEX
9/30/93                                       100.00                100.00                100.00
9/30/94                                        88.00                121.89                105.82
9/30/95                                       316.00                193.79                128.48
9/30/96                                       536.00                259.65                150.00
9/30/97                                       148.00                367.43                203.88
9/30/98                                        88.00                460.01                211.88

---------------
(1) This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, Inc., Richmond, Virginia, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Such Reporting Persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based solely on its review of copies of such filings received by it with respect to fiscal year ended September 30, 1998 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended September 30, 1998.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company's principal executive offices not later than September 30, 1999. The deadline for providing timely notice to the Company of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of the Company is December 27, 1999. The Company may exercise its discretionary voting authority to direct the voting of proxies on any matter submitted for a vote at the annual meeting of stockholders if notice concerning proposal of such matter was not received prior to December 27, 1999. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Deloitte & Touche LLP as the Company's independent accountants for the 1999 fiscal year. Deloitte & Touche LLP has served as the Company's independent accountants since the Company's inception. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

                                 OTHER BUSINESS

     The Board of Directors knows of no business that will be presented for consideration at the meeting other than those items stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

                              DATAWATCH CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 23, 1999

                       SOLICITED BY THE BOARD OF DIRECTORS

                  The undersigned hereby appoints BRUCE R. GARDNER and BETSY J. HARTWELL, and each or both of them, proxies, with full power of substitution to vote all shares of stock of Datawatch Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, March 23, 1999, at 10:00 a.m., at the Andover Inn, 10 Chapel Avenue, Andover, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and proxy Statement dated January 28, 1999, a copy of which has been received by the undersigned.

                                                                     SEE REVERSE
                                                                        SIDE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]  Please mark votes as in this example.

1. To elect Bruce R. Gardner, Jerome Jacobson, Don M. Lyle, Terry W. Potter and David T. Riddiford as Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

           FOR    WITHHELD
           [ ]    [ ]


INSTRUCTIONS: To withhold your vote for any individual nominee write the nominee's name on the space provided below.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY.

                                                            MARK HERE      [ ]
                                                            FOR ADDRESS
                                                            CHANGE AND
                                                            NOTE AT LEFT

                 (Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign. Please read reverse side before signing.)

                 Signature: __________________________________ Date_____________

                 Signature: __________________________________ Date_____________